UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 15, 2018

Kibush Capital Corp.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

000-55256

(Commission File No.)

Kibush Capital Corporation

401 Ryland St. STE 200-A

Reno, Nevada 89502

(Address of principal executive offices and Zip Code)

+(61) 3 9846 4288

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 5th, 2018 the Company’s subsidiary Aqua Mining (PNG) Ltd received approval from the Department of Forestry Papua New Guinea, on applications for the Timber Authority (TA) on 790 hectares in Lowland Forest area, which is located in upper Kwikila Station, Rigo District along Magi Highway in Central Province, Papua New Guinea, approximately 40 kilometers East from Port Moresby and 17 kilometers from the highway along an unsealed road to Vasira Villages. The Timber Authority approval for Lowland Forest area allows the Company to commercialize up to 5,000 cubic meters of timber within 12 months and is valid for an initial term of two years.

Also, on May 5th 2018the Company’s subsidiary Aqua Mining (PNG) Ltd received approval for the Timber Authority (TA) on 223 hectares in Areme area, Kware Village, which is located in upper Kwikila Station, Rigo District along Magi Highway in Central Province, Papua New Guinea, approximately 40 kilometers East from Port Moresby and 15 kilometers from the highway along an unsealed road to Kware Village. The Timber Authority approval for Areme area allows the Company to commercialize up to 5,000 cubic meters of timber within 12 months and is valid for an initial term of two years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 15th day of May, 2018.

KIBUSH CAPITAL CORP.

BY:	/s/ Warren Sheppard
Warren Sheppard, President